Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FirstSun Capital Bancorp of our report dated February 28, 2024, relating to the consolidated financial statements of First Foundation Inc., which appears in the Annual Report on Form 10-K of First Foundation Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Eide Bailly LLP
Laguna Hills, California
December 11, 2025